Exhibit 99.1

Acacia Diversified Holdings Inc. COVID-19

Clearwater, Florida

Acacia Diversified Holdings, Inc. (“Acacia” or the “Company”) (OTCQB symbol: ACCA), through its wholly owned subsidiaries, MariJ Pharmaceuticals, Inc. www.marijinc.com (MariJ), and Eufloria Medical of Tennessee, Inc. www.eufloriamedical.com (Eufloria) and technology solutions through MEDAHUB Companies, Inc. (MEDAHUB); is sad to announce that the Company has begun shutting down operations and laid off all employees and officers, due to the economic down turn and pandemic surrounding the Corona Virus, until further notice.

The companies has been unsuccessful in generating revenue and funding to sustain operations in an economy that has been paralyzed. The companies are in a very vulnerable market with ever changing regulations. Now a complete shut down or lock down of the American people and business makes this very difficult times for our company, employees and shareholders.

Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on the Acacia or MariJ Pharmaceuticals websites does not constitute a part of this release.